Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Prana Biotechnology Limited of our report dated October 4, 2012 relating to the financial statements, which appears in the 2012 Annual Report to Shareholders, which is incorporated in the Annual Report on Form 20-F.

/s/PricewaterhouseCoopers PricewaterhouseCoopers Melbourne, Victoria, Australia August 30, 2013